                                                                    Exhibit 99.1
NEWS RELEASE


                                                                        CONTACT:
                                                                  John Greenagel
                                                        Strategic Communications
                                                                  (408) 749-3310

                                                                    Toni Beckham
                                                              Investor Relations
                                                                  (408) 749-3127



                       AMD REPORTS THIRD QUARTER RESULTS


  AMD reports record sales, record operating income, and record net income of $409 million; sales up by 82 percent from third quarter of 1999 -

     SUNNYVALE, CA -- October 11, 2000 -- AMD today reported record sales of $1,206,549,000, record operating income of $262,844,000, and record net income of $408,567,000 for the quarter ended October 1, 2000. Net income amounted to $1.18 per diluted share. The company's third-quarter results included a one-time gain of $336,899,000 resulting from the sale of the company's voice communications business (Legerity) during the quarter, and charges of $22,980,000 relating to the retirement of senior secured notes. Net income excluding one-time gains and charges was $219,301,000, or $0.64 per diluted share, also a record.

     Aggregate sales of the company's flagship products - PC processors and flash memory devices - more than doubled from the third quarter of 1999, and grew by more than 10 percent sequentially from the second quarter of 2000. Total sales grew by 82 percent from the third quarter of 1999. Notwithstanding the absence of sales from the company's voice communications business, which was sold during the quarter, total sales grew by slightly more than 3 percent from the immediate-prior quarter.

                                    -more-

     In the immediate-prior quarter, AMD reported sales of $1,170,437,000, operating income of $250,197,000, and net income of $207,142,000, or $0.60 per diluted share. In the like period of 1999, AMD reported sales of $662,192,000, an operating loss of $98,990,000, and net loss of $105,545,000, or a loss of $0.36 per share.

     For the first nine months of 2000, AMD reported sales of $3,469,015,000, operating income of $693,710,000, and net income of $805,058,000, or $2.36 per diluted share. For the same period of 1999, AMD reported total sales of $1,888,894,000, an operating loss of $392,642,000, a net loss of $154,016,000, or a loss of $0.52 per share. The results for the first nine months of 1999 included a one-time, after-tax gain of $259,236,000 from the sale of Vantis Corporation, and restructuring and other special charges of $32,530,000.

     The earnings per share and number of shares used in the earnings-per-share data for all periods presented reflect the two-for-one stock split that was effective August 21, 2000.

     "Sales growth was led by continuing extraordinary demand for AMD flash memory devices, whose sales more than doubled over the same period of 1999 and grew by 17 percent sequentially on record unit sales," said W.J. Sanders III, chairman and chief executive officer. "Demand for AMD flash memory products continues to exceed supply. Demand also continues to be broadly based, reflecting strength in cellular telephones, set-top boxes, automotive applications, Internet infrastructure products, and mobile Internet appliances.

     "In a tougher market than anticipated, AMD achieved record PC processor revenues on record unit sales, which were up more than 50 percent year-on-year and 10 percent sequentially," Sanders said. "We continued our excellent operational execution and met our aggressive goal of sequentially doubling combined AMD Athlon(TM) and AMD Duron(TM) processor sales to more than 3.6 million units. Our position as the reliable provider of the world's fastest PC processors contributed immensely to our success in gaining market share worldwide, particularly in the performance sector.

                                     -more-

     "The newest version of the AMD Athlon processor, featuring performance-enhancing on-chip L2 cache memory, is an overwhelming success, and demand remains strong. The recently introduced AMD Duron processor is the performance leader in the value space, and is on the steepest ramp of unit shipments of any processor in AMD's history. We continue to work closely with our customers and infrastructure partners to meet the challenge of providing the best performing personal computers at all price points," Sanders concluded.

     The company's total bookings in the third quarter were a record, with a book-to-bill ratio greater than 1:1.

Current Outlook

     The company's outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially. The company's current outlook is based on the following projections for its flagship products.

     In the fourth quarter, the company again expects to sell out its production of AMD Athlon processors. The company expects that sales of AMD Athlon processors, AMD Duron processors, and PC processors in the aggregate will set new records, individually and collectively, in both units and dollars. For the year, the company expects that total sales of PC processors will easily exceed earlier projections of 25 million units, with the final tally projected to be approximately 28 million units, compared to last year's 18.8 million units. The company projects that sales of AMD PC processors will be between 8 and 9 million units in the fourth quarter based on a total market projected to be between 43 and 45 million units.

     The company's production capacity ramp will be the limiting factor in growth in sales of AMD flash memory products in the fourth quarter. The company projects that demand for AMD flash memory products will continue to exceed supply for the foreseeable future.

     The company projects that total sales will grow in the high-single-digit range sequentially, resulting in annual sales of approximately $4.8 billion, compared to approximately $2.9 billion in 1999.

                                     -more-

AMD Teleconference

     AMD will hold a teleconference for the financial community at 2:30 PM Pacific Daylight Time today to discuss third-quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at http://www.amd.com or
                                  ------------------
http://www.streetfusion.com. The webcast will be available for two weeks after
---------------------------
the teleconference.

     AMD will also provide a telephone recording of the teleconference, which will be available at approximately 4:30 PM PDT today. Interested persons may listen to the playback of the teleconference by calling the following toll-free number: 1-800-633-8284 and entering the code number 16399094.

Cautionary Statement

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the company's products will continue at current or greater levels, or that the company will continue to grow revenues, operating profit, or earnings. There are also risks that the company will not be able to produce the AMD Athlon and AMD Duron processors in the volume, speed mix or with the feature set necessary to meet customer requirements and the company's plans and goals; that Intel Corporation pricing, marketing programs, new product introductions or other activities targeting the company's processors business will prevent attainment of the company's current processor sales plans; that third parties may not provide timely or adequate infrastructure solutions to support the AMD Athlon and AMD Duron processors; that the company will not be able to grow demand for its PC processors sufficiently to utilize fully its processor production capacity; and that uncertain global economic conditions or Middle East tensions will cause lower than expected demand for the company's products. We urge investors to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings, including but not limited to the report on Form 10-K for the year ended December 26, 1999.

                                     -more-

About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD produces microprocessors, flash memory devices, and support circuitry for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $2.9 billion in 1999. (NYSE: AMD).

                                     --30--

WORLD WIDE WEB: Press announcements and other information about AMD are available on the Internet via the World Wide Web. Type http://www.amd.com at
                                                        ------------------
the URL prompt.

NOTE TO EDITOR: Readers may obtain additional information by calling 1-800-222-9323 or 408-749-3060. Technical Support Email: hw.support@amd.com

AMD, the AMD logo, and combinations thereof are trademarks of Advanced Micro Devices, Inc. in the United States and other jurisdictions.

Advanced Micro Devices, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands except per share amounts)

                                                                       Quarter Ended                         Nine Months Ended
                                                                        (Unaudited)                             (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                                         Oct. 1,         Jul. 2,        Sept. 26,        Oct. 1,        Sept. 26,
                                                          2000            2000            1999            2000            1999
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                            $ 1,206,549     $ 1,170,437       $ 662,192     $ 3,469,015      $ 1,888,894

Cost of sales                                            639,010         612,567         474,119       1,857,334        1,382,889
Research and development                                 162,764         155,651         157,626         479,712          484,850
Marketing, general and
    administrative                                       141,931         152,022         129,437         438,259          381,267
Restructuring and other
    special charges                                            -               -               -               -           32,530
------------------------------------------------------------------------------------------------------------------------------------
                                                         943,705         920,240         761,182       2,775,305        2,281,536

------------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                                  262,844         250,197         (98,990)        693,710         (392,642)

Gain on sale of Legerity                                 336,899               -               -         336,899                -
Gain on sale of Vantis                                         -               -               -               -          432,059
Interest income and other, net                            19,789          19,935           6,757          60,852           24,777
Interest expense                                         (17,382)        (11,244)        (18,033)        (40,105)         (56,883)

------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes,
    equity in joint venture and
    extraordinary item                                   602,150         258,888        (110,266)      1,051,356            7,311

Provision for income taxes                               175,009          51,778               -         226,787          167,350

------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before equity in joint
    venture and extraordinary item                       427,141         207,110        (110,266)        824,569         (160,039)

Equity in joint venture                                    4,406              32           4,721           3,469            6,023

------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before extraordinary item                  431,547         207,142        (105,545)        828,038         (154,016)

Extraordinary item - debt retirement
net of tax benefit                                        22,980               -               -          22,980                -


------------------------------------------------------------------------------------------------------------------------------------

Net income (loss)                                      $ 408,567       $ 207,142      $ (105,545)      $ 805,058      $  (154,016)

------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) per common share

Basic
Income (loss) before extraordinary item                $    1.38       $    0.67      $    (0.36)      $    2.69      $     (0.52)
Net income (loss)                                      $    1.31       $    0.67      $    (0.36)      $    2.61      $     (0.52)

Diluted

Income (loss) before extraordinary item                $    1.24       $    0.60      $    (0.36)      $    2.42      $     (0.52)
Net income (loss)                                      $    1.18       $    0.60      $    (0.36)      $    2.36      $     (0.52)

------------------------------------------------------------------------------------------------------------------------------------

Shares used in per share calculation

  - Basic                                                311,943         309,625         295,223         307,942          293,934
  - Diluted                                              352,893         352,973         295,223         350,082          293,934

------------------------------------------------------------------------------------------------------------------------------------

Advanced Micro Devices, Inc.
CONSOLIDATED BALANCE SHEETS*
(Thousands)

                                                                              October 1,              December 26,
                                                                                2000                     1999
------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash, cash equivalents and short-term investments                       $ 1,233,497                $ 596,511
     Accounts receivable, net                                                    687,692                  429,809
     Inventories                                                                 290,426                  198,213
     Deferred income taxes                                                        73,981                   55,956
     Prepaid expenses and other current assets                                   167,253                  129,389

------------------------------------------------------------------------------------------------------------------

             Total current assets                                              2,452,849                1,409,878

Property, plant and equipment, net                                             2,505,801                2,523,236
Investment in joint venture                                                      266,232                  273,608
Other assets                                                                     147,110                  170,976

------------------------------------------------------------------------------------------------------------------

                                                                             $ 5,371,992              $ 4,377,698
==================================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                                            387,022                  387,193
     Accrued compensation and benefits                                           175,458                   91,900
     Accrued liabilities                                                         289,372                  273,689
     Income tax payable                                                           25,696                   17,327
     Deferred income on shipments to distributors                                113,755                   92,917
     Current portion of long-term debt, capital
       lease obligations and other                                                73,026                   47,626
------------------------------------------------------------------------------------------------------------------

             Total current liabilities                                         1,064,329                  910,652

Deferred income taxes                                                            182,977                   60,491
Long-term debt, capital lease obligations and other,
  less current portion                                                         1,223,475                1,427,282

Stockholders' equity:
     Capital stock:
         Common stock, par value                                                   3,226                    2,992
     Capital in excess of par value                                            1,311,042                1,120,460
     Retained earnings                                                         1,678,290                  873,235
     Accumulated other comprehensive loss                                        (91,347)                 (17,414)
------------------------------------------------------------------------------------------------------------------

             Total stockholders' equity                                        2,901,211                1,979,273

------------------------------------------------------------------------------------------------------------------

                                                                             $ 5,371,992              $ 4,377,698
==================================================================================================================

* Amounts as of October 1, 2000 are unaudited. Amounts for December 26, 1999 are derived from the December 26, 1999 audited financial statements.